EXHIBIT I

COLUMBIA FUNDS SERIES TRUST

1.	Columbia California Intermediate Municipal Bond Fund

2.	Columbia Capital Allocation Moderate Aggressive Portfolio

3.	Columbia Capital Allocation Moderate Conservative Portfolio

4.	Columbia Convertible Securities Fund

5.	Columbia Georgia Intermediate Municipal Bond Fund

6.	Columbia International Value Fund

7.	Columbia Large Cap Enhanced Core Fund

8.	Columbia Large Cap Index Fund

9.	Columbia LifeGoal® Growth Portfolio

10.	Columbia Marsico 21st Century Fund

11.	Columbia Marsico Focused Equities Fund

12.	Columbia Marsico Global Fund

13.	Columbia Marsico Growth Fund

14.	Columbia Marsico International Opportunities Fund

15.	Columbia Maryland Intermediate Municipal Bond Fund

16.	Columbia Masters International Equity Portfolio

17.	Columbia Mid Cap Index Fund

18.	Columbia Mid Cap Value Fund

19.	Columbia Multi-Advisor International Equity Fund

20.	Columbia North Carolina Intermediate Municipal Bond Fund

21.	Columbia Overseas Value Fund

22.	Columbia Select Large Cap Equity Fund

23.	Columbia Short Term Bond Fund

24.	Columbia Short Term Municipal Bond Fund

25.	Columbia Small Cap Index Fund

26.	Columbia Small Cap Value Fund II

27.	Columbia South Carolina Intermediate Municipal Bond Fund

28.	Columbia Virginia Intermediate Municipal Bond Fund

Current as of the 11th day of April, 2014.